UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 02, 2023

Gelesis Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39362	84-4730610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Boylston Street Suite 6102
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 456-4718

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 2, 2023, Gelesis Holdings, Inc. (the “Company”) received a non-binding indication of interest from PureTech Health LLC (“PureTech”) (Nasdaq: PRTC, LSE: PRTC) to acquire all of the outstanding capital stock of the Company for $0.21 per share, payable in shares of PureTech. The terms of any potential agreement between the Company and PureTech would be contingent on certain conditions, including approval by PureTech’s board of directors and a special committee of the Company’s board of directors and negotiation of definitive transaction documents. The indication of interest also contains a non-binding offer to provide $5 million of senior secured financing to fund day-to-day operations of the Company, the terms of which are to be negotiated and determined.

The Company also notes that it is currently evaluating various strategic alternatives. The Company’s board of directors will carefully evaluate PureTech’s indication of interest within the context of its ongoing review of various strategic alternatives and in consultation with its financial and legal advisors.

No assurance can be given that a definitive agreement with respect to PureTech’s indication of interest will be executed or that any other potential transaction will be consummated. The Company does not undertake any obligation to provide any updates with respect to any transaction, except as required under applicable law.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information contained in this Item 7.01.

Cautionary Note Regarding Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding the Company’s or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Company’s expected operating and financial performance and market opportunities. In addition, any statements that refer to guidance, projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that any expectations set forth in this press release will be achieved. Various risks and uncertainties (some of which are beyond the Company’s control) or other factors could cause actual future results, performance or events to differ materially from those described herein. Some of these potential risks and uncertainties include, but are not limited to, uncertainty as to the pricing, timing or terms of any transaction with PureTech or any other alternative transactions and other factors which can be found in section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other filings that the Company makes with the Securities and Exchange Commission. These filings address important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELESIS HOLDINGS, INC.

Date:	April 4, 2023	By:	/s/ Elliot Maltz
Elliot Maltz Chief Financial Officer